EXHIBIT10.2.2

 December 1, 2008

Seven Arts Pictures Inc.
f/s/o Peter M. Hoffman
6121 Sunset Boulevard, Suite 512
Los Angeles, California 90028

Re:  Employment Agreement Amendment

Gentlemen:

Please make reference to that certain Employment Agreement between you and us dated September 2, 2004 (the "Employment Agreement").

 By the execution of this letter by you and us, the Term of the Employment Agreement shall be extended until December 31, 2013.

Except as amended hereby, the Employment Agreement shall remain in full force and effect.  Please confirm your agreement to the foregoing by signing below where indicated.

         Very truly yours,

            SEVEN ARTS PICTURES PLC
      By: __/s/ Elaine New____

 AGREED AND ACCEPTED

SEVEN ARTS PICTURES INC.

/s/ Peter Hoffman
________________________
Peter M. Hoffman